As filed with the Securities and Exchange Commission on August 29, 2024.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RICHTECH ROBOTICS INC.
(Exact name of registrant as specified in its charter)

Nevada	3569	88-2870106
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4175 Cameron St Ste 1
Las Vegas, NV 89103
(866) 236-3835
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Zhenwu (Wayne) Huang
C/O RICHTECH ROBOTICS INC.
4175 Cameron St Ste 1
Las Vegas, NV 89103
(866) 236-3835
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard I. Anslow, Esq. Lijia Sanchez, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Tel: (212) 370-1300 Fax: (212) 370-7889	Rick A. Werner, Esq. Alok A. Choksi, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza 26th Floor New York, New York 10112 Tel: (212) 659-7300

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-281789

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Richtech Robotics Inc., a Nevada corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1 (File No. 333-281789), initially filed by the Registrant on August 27, 2024 and declared effective by the Securities and Exchange Commission on August 29, 2024 (the “Prior Registration Statement”).

This Registration Statement covers the registration of up to an aggregate of $1,087,502.30 in additional (i) shares of the Registrant’s Class B common stock, par value $0.0001 per share (the “Class B common stock”), (ii) pre-funded warrants to purchase shares of Class B common stock, (iii) warrants to purchase shares of Class B common stock, (iv) placement agent warrants to purchase shares of Class B common stock, and (v) shares of Class B common stock underlying pre-funded warrants, warrants, and placement agent warrants. The additional aggregate offering price of the securities that are being registered for sale are at a price that represents no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement.

The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-281789) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Fennemore Craig, P.C.
5.2	Opinion of Ellenoff Grossman & Schole LLP.
23.1	Consent of Bush & Associates CPA.
23.2	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1).
23.3	Consent of Ellenoff Grossman & Schole LLP. (included in Exhibit 5.2).
107	Filing Fee Table.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of August, 2024.

RICHTECH ROBOTICS INC.

By:	/s/ Zhenwu Huang
Zhenwu Huang
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Zhenwu Huang	Chief Executive Officer and Director	August 29, 2024
Zhenwu Huang	(Principal Executive Officer)

*	Chief Financial Officer and Director	August 29, 2024
Zhenqiang Huang	(Principal Financial And Accounting Officer)

*	Chief Operating Officer	August 29, 2024
Phil Zheng

*	President	August 29, 2024
Matthew Casella

*	Director	August 29, 2024
John Shigley

*	Director	August 29, 2024
Stephen Markscheid

*	Director	August 29, 2024
Saul Factor

*By /s/ Zhenwu Huang
Zhenwu Huang Attorney-in-fact

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